Exhibit 99.1

Investor Relations Contact:
Anurag Maheshwari, 321-727-9383
anurag.maheshwari@harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@harris.com

Harris Corporation Reports Fiscal 2018 First Quarter Results
With Robust Orders Across All Segments

•	EPS from continuing operations up 19%, 8% versus non-GAAP, on flat revenue

•	Orders of $2.3 billion; book-to-bill of 1.6

•	Operating cash flow $95 million; free cash flow $72 million

•	Reiterated FY18 revenue, EPS and free cash flow guidance
___________________________________________________________________________________________
MELBOURNE, Fla., Oct. 31, 2017 — Harris Corporation (NYSE:HRS) reported fiscal 2018 first quarter revenue of $1.41 billion, flat compared with prior year. Earnings per diluted share from continuing operations increased to $1.38 from $1.16 (GAAP) and $1.28 (non-GAAP1). Operating margin expanded to 19.2% from 17.3% (GAAP) and 18.5% (non-GAAP1).
"We are off to a good start in fiscal 2018 with solid first quarter results, including record orders of $2.3 billion and a book-to-bill of 1.6,” said William M. Brown, chairman, president and chief executive officer. “In addition, our focus on productivity and program execution contributed to 8% EPS growth and drove 70 basis points of margin expansion. These results mark good progress against our strategic priorities and position us to achieve our guidance for the year."

_________________________________________________________________________________________________
1Non-GAAP figures exclude acquisition-related charges. Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Summary Financial Results

($ millions, except per share data)	First Quarter
	FY 2018	FY 2017	Change
Orders	$2,305	$1,739	33%
Revenue	$1,413	$1,420	—

(GAAP to GAAP comparison)
Operating income	$272	$246	11%
Operating margin	19.2%	17.3%	190	bps
Earnings per share	$1.38	$1.16	19%

(GAAP to Non-GAAP comparison)
Operating income*	$272	$263	3%
Operating margin*	19.2%	18.5%	70	bps
Earnings per share*	$1.38	$1.28	8%

*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Revenue was flat, as growth in Space and Intelligence Systems and Electronic Systems was offset by lower volume in Communication Systems. The improvements in GAAP operating income, margin and EPS were primarily due to Exelis acquisition-related charges incurred in the first quarter of fiscal 2017. Non-GAAP operating income grew 3% and margin expanded by 70 basis points (bps) from strong execution and program performance across all three segments and higher pension income, partially offset by a $14 million unfavorable impact from the ADS-B program transition from build-out to sustainment. The 8% EPS increase was driven by higher operating income and lower share count, partially offset by a less favorable tax rate. The 33% orders increase resulted in a book-to-bill of 1.6.

Communication Systems

($ millions)	First Quarter
	FY 2018	FY 2017	Change
Revenue	$410	$430	(5)%
Operating income	$118	$118	—
Operating margin	28.8%	27.4%	140	bps

Segment revenue declined 5% primarily from lower International Tactical Communications volume. Operating income was flat, as operational efficiencies and lower costs were offset by lower volume.
DoD Tactical Communications received several significant orders to meet ongoing base-business demand and support U.S. Army modernization:

•	$38 million from the U.S. Marine Corps for 117G radios with MUOS capability

•	$36 million from the U.S. Air Force, including $14 million for 117G radios and $22 million for integrated tactical vehicular radio systems

•	101 HMS Manpack test radios from the U.S. Army as the next milestone in a multi-year modernization
International Tactical Communications received several key orders for large multi-year modernization programs, ongoing counter-terrorism support and combating other evolving threats:

•	$260 million from Australia for an integrated tactical network as part of a multi-year modernization

•	$52 million from Ukraine for Falcon III® tactical radios and equipment

•	$46 million from Kenya for Falcon III® tactical radios

•	$39 million from Iraq for integrated tactical vehicular radio systems

Electronic Systems

($ millions)	First Quarter
	FY 2018	FY 2017	Change
Revenue	$540	$537	1%
Operating income	$109	$111	(2)%
Operating margin	20.2%	20.7%	(50	)bps

Segment revenue increased 1% from higher volume in Avionics with growth in several platforms, including the F-35, and the ramp of the UAE battle management system, mostly offset by lower volume from the ADS-B program transition. Operating income declined 2% as strong performance on Electronic Warfare (EW) programs and higher Avionics volume were more than offset by the impact of the ADS-B program transition.
EW received a $133 million, 3-year contract for IDECM systems for U.S. Navy and Australian F/A-18 aircraft and $47 million in additional funding for EW solutions on Moroccan F-16 aircraft as customers upgrade legacy platforms to combat emerging threats.
Avionics received a $63 million order for LRIP 10 release systems on the F-35 program, as well as orders of $26 million from Singapore and $20 million from Turkey for F-16 smart release rack systems as international customers continue to modernize platforms.
C4ISR / Battle Management Systems received a contract worth up to £55 million from the United Kingdom for T7TM robots in support of explosive ordnance disposal missions, a new franchise for this business.

Space and Intelligence Systems

($ millions)	First Quarter
	FY 2018	FY 2017	Change
Revenue	$466	$453	3%
Operating income	$87	$79	10%
Operating margin	18.7%	17.4%	130	bps

Segment revenue increased 3% from higher Classified revenue, driven by space superiority programs, partially offset by lower revenue on environmental programs. Operating income increased 10% driven by higher volume, strong program performance and incremental pension income.
In Classified programs, order momentum remained strong, particularly in space superiority. In addition, investments in innovative ground processing capabilities and small satellite technology resulted in two key wins in the quarter — a follow-on contract to a ground-based adjacency initially awarded in fiscal 2017, and a new award with the potential to grow to $100 million over the next two years.
Funding support continued for key environmental programs, including $72 million for the GOES-R program and $63 million from NOAA/NASA for the Joint Polar Satellite System Cross-track Infrared Sounder.
Commercial received its largest order for a single satellite, covering four reflectors and marking the 8th reflector win in the last two years, driven by constellation recapitalization and fleet expansion.

Cash and Capital Deployment

($ millions)	First Quarter
	FY 2018	FY 2017	Change
Net cash provided by operating activities	$95	$43	$52
Free cash flow*	$72	$22	$50

*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Harris generated free cash flow of $72 million and ended the quarter with $388 million of cash, after returning $144 million to shareholders through dividends and share repurchases and reducing debt by $33 million.

Guidance
Harris reiterated guidance for fiscal 2018:

•	Revenue in a range of $6.02 - 6.14 billion, up 2 - 4 percent from fiscal 2017

•	EPS from continuing operations in a range of $5.85 - $6.05

•	Free cash flow in a range of $850 - 900 million

Conference Call and Webcast
Harris will host a conference call today, October 31, at 8:30 a.m. Eastern Time (ET) to discuss its fiscal 2018 first quarter financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 4899469. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on October 31.

About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Electronic Systems and Space and Intelligence Systems. Learn more at harris.com.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including operating income, operating margin and earnings per diluted share from continuing operations for the first quarter of fiscal 2017, in each case excluding acquisition-related charges; and free cash flow for the first quarter of fiscal 2018 and the first quarter of fiscal 2017 and expected free cash flow for fiscal 2018, in each case excluding cash flow for net capital expenditures. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments: Financial statements (7 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings, revenue and free cash flow guidance for fiscal 2018; potential contract opportunities and awards; the potential value of contract awards; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's ability to manage and integrate acquired businesses and realize expected benefits and the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; or potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table 1
HARRIS CORPORATION
FY '18 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended
	September 29, 2017	September 30, 2016(A)

	(In millions, except per share amounts)
Revenue from product sales and services	$1,413	$1,420
Cost of product sales and services	(898)	(897)
Engineering, selling and administrative expenses	(243)	(277)
Operating income	272	246
Non-operating income	—	1
Interest expense	(41)	(44)
Income from continuing operations before income taxes	231	203
Income taxes	(64)	(58)
Income from continuing operations	167	145
Discontinued operations, net of income taxes	(6)	15
Net income	$161	$160

Net income per common share
Basic
Continuing operations	$1.40	$1.17
Discontinued operations	(0.05)	0.12
	$1.35	$1.29
Diluted
Continuing operations	$1.38	$1.16
Discontinued operations	(0.06)	0.11
	$1.32	$1.27

Cash dividends paid per common share	$0.57	$0.53
Basic weighted average common shares outstanding	119.1	123.9
Diluted weighted average common shares outstanding	121.2	125.5
(A)Certain amounts reclassified to conform with current period presentation

Table 2
HARRIS CORPORATION
FY '18 First Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended
	September 29, 2017	September 30, 2016(A)

	(In millions)
Revenue
Communication Systems	$410	$430
Electronic Systems	540	537
Space and Intelligence Systems	466	453
Corporate eliminations	(3)	—
	$1,413	$1,420
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Communication Systems	$118	$118
Electronic Systems	109	111
Space and Intelligence Systems	87	79
Unallocated corporate expense	(41)	(61)
Corporate eliminations	(1)	(1)
Non-operating income	—	1
Net interest expense	(41)	(44)
	$231	$203
(A)Certain amounts reclassified to conform with current period presentation of Harris CapRock Communications and government IT services businesses as discontinued operations, including reallocation of stranded costs and Financial Accounting Standards pension income previously reported as part of our Critical Networks segment.

Table 3
HARRIS CORPORATION
FY '18 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Quarter Ended
	September 29, 2017	September 30, 2016(A)

	(In millions)
Operating Activities
Net income	$161	$160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40	53
Amortization of intangible assets from Exelis Inc. acquisition	25	33
Share-based compensation	11	11
Qualified pension plan contributions	—	(64)
Pension income	(34)	(24)
(Increase) decrease in:
Accounts receivable	(83)	(39)
Inventories	(56)	2
Increase (decrease) in:
Accounts payable	(88)	(90)
Advance payments and unearned income	12	(31)
Other	107	32
Net cash provided by operating activities	95	43
Investing Activities
Net additions of property, plant and equipment	(23)	(21)
Adjustment to proceeds from sale of business	—	(25)
Net cash used in investing activities	(23)	(46)
Financing Activities
Proceeds from borrowings	—	8
Repayments of borrowings	(35)	(38)
Proceeds from exercises of employee stock options	14	15
Repurchases of common stock	(75)	(100)
Cash dividends	(69)	(68)
Other financing activities	(9)	(18)
Net cash used in financing activities	(174)	(201)
Effect of exchange rate changes on cash and cash equivalents	6	1
Net decrease in cash and cash equivalents	(96)	(203)
Cash and cash equivalents, beginning of year	484	487
Cash and cash equivalents, end of quarter	$388	$284
(A)Certain amounts reclassified to conform with current period presentation

Table 4
HARRIS CORPORATION
FY '18 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	September 29, 2017	June 30, 2017

	(In millions)
Assets
Cash and cash equivalents	$388	$484
Receivables	706	623
Inventories	896	841
Property, plant and equipment	890	904
Goodwill	5,376	5,366
Other intangible assets	1,077	1,104
Other assets	766	768
	$10,099	$10,090
Liabilities and Equity
Short-term debt	$80	$80
Accounts payable	452	540
Compensation and benefits	130	140
Advance payments and unearned income	264	252
Current portion of long-term debt	522	554
Defined benefit plans	1,237	1,278
Long-term debt, net	3,395	3,396
Other liabilities	1,032	922
Equity	2,987	2,928
	$10,099	$10,090

HARRIS CORPORATION
FY '18 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, operating income, operating margin and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '18 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended
	September 30, 2016(A)
	As Reported	Adjustment(B)	Non-GAAP

	(In millions, except per share amounts)
Income from continuing operations	$145	$15	$160
Income from continuing operations per diluted common share	$1.16	$0.12	$1.28
(A)Certain amounts reclassified to conform with current period presentation of Harris CapRock Communications and government IT services businesses as discontinued operations
(B)Adjustment for Exelis Inc. acquisition-related charges, net of income taxes

Table 6
HARRIS CORPORATION
FY '18 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Operating Income and Operating Margin
(Unaudited)

	Quarter Ended
	September 30, 2016(A)
	As Reported	Adjustment(B)	Non-GAAP

	(In millions)
Revenue	$1,420	$—	$1,420
Operating income	$246	$17	$263
Operating margin	17.3%		18.5%
(A)Certain amounts reclassified to conform with current period presentation of Harris CapRock Communications and government IT services businesses as discontinued operations
(B)Pre-tax adjustment for Exelis Inc. acquisition-related charges

Table 7
HARRIS CORPORATION
FY '18 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow
(Unaudited)

	Quarter Ended
			Fiscal Year 2018
	September 29, 2017	September 30, 2016	(Guidance)

	(In millions)
Net cash provided by operating activities	$95	$43	$980 to $1,030
Less net capital expenditures(A)	(23)	(21)	(130)
Free cash flow	$72	$22	$850 to $900
(A)Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment